EXHIBIT 10.20

MANAGEMENT STOCK OPTION AGREEMENT

     THIS MANAGEMENT STOCK OPTION AGREEMENT (as it may be amended and in effect from time to time in accordance with the terms hereof, the “Agreement”), dated as of June 8, 2004, is made by and among Burger King Holdings, Inc., a Delaware corporation (or any Successor thereto, the “Company”), Burger King Corporation, a Florida corporation (or any Successor thereto, “Burger King”), and the individual whose name appears on the signature page hereof (the “Grantee”).

W I T N E S S E T H:

     WHEREAS, the Board has determined that it is in the best interest of the Company and its shareholders for the Company to grant awards with respect to the Common Stock to select key employees of the Company Group and members of the Board who are serving as independent directors to motivate such participants to continue in the service of the Company Group and to perform their duties and responsibilities to the best of their professional ability by aligning the interests of participants with those of the shareholders of the Company in increasing shareholder value;

     WHEREAS, to this end, the Board has adopted the Burger King Holdings, Inc. Equity Incentive Plan (as the same may be amended and in effect from time to time, the “Equity Incentive Plan”) and has authorized the Company to grant to the Grantee and certain other eligible participants options to purchase shares of Common Stock on the terms and conditions set forth in this Agreement and in substantially identical management stock option agreements entered into by the Company, Burger King and such other eligible participants; and

     WHEREAS, the Company, Burger King and the Grantee desire to enter into this Agreement to evidence and confirm the grant of options to the Grantee on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, to evidence the grant of the options described herein to the Grantee, and to set forth the terms and conditions governing such options, the Company, Burger King and the Grantee hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used in the Agreement, the following terms shall have the following meanings.

     “Base Option” means each Base Option granted to the Grantee pursuant to Section 2.1. Each Base Option provides the Grantee a right to purchase one Base Option Share (subject to adjustment in accordance with the Equity Incentive Plan and this Agreement) on the terms and subject to the conditions in this Agreement and the Equity Incentive Plan.

     “Base Option Price” means $100.00, the exercise price at which the Grantee may purchase a Base Option Share on exercise of a Vested Option granted hereunder, as provided in Section 2.2, subject to adjustment in accordance with the Equity Incentive Plan and this Agreement.

     “Base Option Share” means a share of Common Stock the Grantee is entitled to purchase on exercise of the corresponding Base Option granted hereunder, subject to all applicable terms and conditions of, and as may be adjusted in accordance with, this Agreement and the Equity Incentive Plan.

      “Board” means the Board of Directors of the Company.

     “Burger King” has the meaning assigned thereto in the preamble to this Agreement.

     “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     “Cause” means the Grantee’s (A) failure or refusal to reasonably and substantially perform the duties of his employment with the Company Group (other than due to illness or injury), (B) gross negligence, willful misconduct or insubordination in connection with such duties, (C) dishonesty, fraud, embezzlement, misappropriation of funds or theft, (D) conviction of, or plea of nolo contendere to, a felony or other serious crime or (E) breach of any of his material obligations under any written agreement with any member of the Company Group or violation of any policy or code of ethics or conduct of any such member; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his Termination of Active Service and such agreement contains a different definition of “cause,” the definition in such employment agreement will control for purposes of this Agreement.

If, subsequent to the Grantee’s Termination of Active Service Without Cause, the Board determines that the Grantee’s employment could have been terminated for Cause, the Grantee’s employment will, at the election of the Board, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the committee of the Board designated by the Board to administer the Equity Incentive Plan or, at any time that no committee has been designated, the Board.

     “Common Stock” means the common stock of the Company, par value $0.01 per share, or any equity securities into or for which such common stock may be converted or exchanged in connection with an Adjustment Event.

     “Company” has the meaning assigned thereto in the preamble to this Agreement.

     “Company Group” means, collectively, Burger King, its direct and indirect Subsidiaries and any Affiliate of Burger King specifically designated as a member of the Company Group by the Committee.

     “Disability” means (i) a physical or mental condition entitling the Grantee to benefits under the long-term disability policy of the Company Group covering the Grantee or (ii) in the absence of any such plan, a physical or mental condition of the Grantee rendering him unable to perform his duties for the Company Group for a period of six (6) consecutive months or longer; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his termination of employment and such agreement contains a different definition of “disability” (or any derivation thereof), the definition in such employment agreement will control for purposes of this Agreement. The Grantee’s employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy or the date the Committee determines the Grantee has become disabled under the foregoing clause (ii), subject to any disability provisions of the Grantee’s employment agreement.

     “Employment Agreement” means the Employment Agreement between Grantee and Burger King dated as of February 24, 2004, as amended by the Amendment to Employment Agreement dated June 8, 2004.

     “Equity Incentive Plan” has the meaning set forth in the preambles hereto.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “Grant Date” means June 8, 2004, the effective date on which the Options evidenced hereby are granted to the Grantee, as provided in Section 2.2.

     “Hurdle Option” means each Hurdle Option granted to the Grantee pursuant to Section 2.1. Each Hurdle Option provides the Grantee a right to purchase one Hurdle Option Share (subject to adjustment in accordance with the Equity Incentive Plan and this Agreement) on the terms and subject to the conditions in this Agreement and the Equity Incentive Plan.

     “Hurdle Option Price” means $300.00, the exercise price at which the Grantee may purchase a Hurdle Option Share on exercise of a Vested Option granted hereunder, as provided in Section 2.2, subject to adjustment in accordance with the Equity Incentive Plan and this Agreement.

     “Hurdle Option Share” means a share of Common Stock the Grantee is entitled to purchase on exercise of the corresponding Hurdle Option granted hereunder, subject to all applicable terms and conditions of, and as may be adjusted in accordance with, this Agreement and the Equity Incentive Plan.

      “Initial Public Offering” or “IPO” means the effective date of a registration statement (other than a registration statement on Form S-4 or S-8, or any successor form) filed in connection with a registered public offering of equity securities of the Company following which at least 15% of the equity securities of the Company have been publicly distributed or sold or are being actively traded on a national securities exchange or quoted on an interdealer quotation system.

     “Management Shareholders Agreement” means the management subscription and shareholders agreement entered into by the Company, Burger King and a participant in the Equity Incentive Plan setting forth the terms and conditions applicable to any shares of Common Stock acquired by such participant prior to an Initial Public Offering, including any shares of Common Stock purchased upon the exercise of options granted under the Equity Incentive Plan, which agreement shall be in such form as the Committee shall approve.

     “Market Value” means, as of the applicable date of determination, the fair market value of a share of Common Stock, as determined by the Board, in good faith, based on such factors as the Board deems appropriate; provided that, following an Initial Public Offering, the Market Value of a share of Common Stock shall be the closing price for a share (or the average of the last bid and ask prices for a Share, if applicable) on the last trading day prior to the day as of which Market Value is determined on the principal securities exchange on which the Common Stock is then listed for trading or the principal interdealer quotation system on which the Common Stock is then quoted for trading (or, if the Common Stock is not traded or quoted on such day, on the last day the Common Stock is traded on such exchange or quoted on such interdealer system).

     “Normal Expiration Date” means the tenth anniversary of the Grant Date.

     “Option” means, collectively, each Base Option or Hurdle Option granted to Grantee pursuant to Section 2.1.

     “Option Share” means, collectively, each Base Option Share or Hurdle Option Share.

     “Retirement” means the Grantee’s Termination of Active Service at or after the later of (i) his 65th birthday and (ii) his completion of five years of employment with the Company Group.

     “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Termination of Active Service” means the termination of the Grantee’s active employment with the Company Group for any reason, including the Grantee’s resignation, death, Disability or Retirement or termination by the member of the Company Group that employs the Grantee Without Cause or for Cause.

     “Termination Date” means the date of the Grantee’s Termination of Active Service.

     “Transfer” means any direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation, gift, testamentary transfer or other encumbrance or other disposition of any interest, including the grant of an option or other right in respect of such interest, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

     “Vested” means, with respect to an Option and the Option Share covered thereby, that the Grantee has an immediate right to purchase such Option Share on exercise of such Option in accordance with the Equity Incentive Plan and Article III; provided that (x) the Grantee’s right to Transfer Option Shares may continue to be subject to restriction during any period prior to an Initial Public Offering and (y) the Grantee shall not be permitted to Transfer any Option Shares during the 20 days prior to and the 180 days (or such longer period as the applicable underwriters may specify) following the effective date of any registration statement filed by the Company or Burger King in connection with an underwritten public offering of equity securities of the Company or Burger King. The terms “Vesting”, “Vest” and other derivations of the term vested shall have correlative meanings.

     “Vesting Date” means, with respect to an Option, the date or dates specified in Section 3.3 of this Agreement as of which the Grantee’s rights in respect of such Option become Vested.

     “Without Cause” means the Grantee’s Termination of Active Service by the member of the Company Group that employs the Grantee, other than any such termination by such member of the Company Group for Cause or due to the Grantee’s death, Disability or Retirement.

     Section 1.2 Other Capitalized Terms. All capitalized terms used herein and not defined shall have the meanings set forth in the Equity Incentive Plan.

     Section 1.3 Other Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

     (c) The term “including” is not limiting and means “including without limitation.”

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

GRANT OF OPTIONS

     Section 2.1 Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of the number of Base Options and Hurdle Options set forth on the signature page hereof, each such Base Option providing the Grantee the right to purchase one Base Option Share and each such Hurdle Option providing the Grantee the right to purchase one Hurdle Option Share, on and subject to the terms and conditions of this Agreement and the Equity Incentive Plan. The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder and the Option Shares are subject to, the terms and conditions of the Equity Incentive Plan. If there is any inconsistency between the terms hereof and the terms of the Equity Incentive Plan, the terms of the Equity Incentive Plan shall govern.

     Section 2.2 Option Price. Each Base Option Share covered by a Base Option shall have a Base Option Price of $100.00. Each Hurdle Option Share covered by a Hurdle Option shall have a Hurdle Option Price of $300.00.

ARTICLE III

VESTING OF OPTIONS

     Section 3.1 Vesting Schedule. The Options shall become Vested in five equal installments, as follows. One-fifth of the Options shall become Vested on each of the first five anniversaries of the Grant Date, provided in the case of each installment that (i) the Grantee continues in the active employment of the Company Group from the Grant Date to the anniversary date on which such installment is scheduled to become Vested, and (ii) the Grantee has completed his relocation to the Miami, Florida area in accordance with Section 7(c) of the Employment Agreement.

     Section 3.2 Exercise of Vested Options. The Grantee may exercise Vested Options and purchase the Option Shares covered thereby at any time and from time to time on or after the Vesting Date for such Options provided in Section 3.1 until the date on which such Options terminate or otherwise expire pursuant to Article IV or upon or in connection with a Change in Control if applicable under the Equity Incentive Plan, subject to compliance with the provisions hereof, provided that if the Grantee elects to exercise any Vested Options prior to an Initial Public Offering, (i) the Grantee shall be required to execute and deliver a Management Shareholders Agreement (or have previously executed and delivered a Management Shareholders Agreement, the provisions of which will automatically apply to Option Shares purchased by the Grantee) and (ii) the purchase of Option Shares upon such exercise must be in compliance with the Management Shareholders Agreement.

     Section 3.3 Discretion. The Committee may accelerate the Vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time.

ARTICLE IV

TERMINATION/EXPIRATION OF OPTIONS

     Section 4.1 Normal Expiration Date. Any Options that have not been exercised and are then outstanding shall automatically terminate, expire and be canceled on the Normal Expiration Date.

     Section 4.2 Termination of Active Service; Expiration of Options that are not Vested. Upon the Grantee’s Termination of Active Service prior to the Normal Expiration Date, all Options then held by the Grantee that have not become Vested on or before the Grantee’s Termination Date shall automatically terminate, expire and be canceled on such Termination Date.

     Section 4.3 Termination of Active Service; Expiration of Vested Options. Upon the Grantee’s Termination of Active Service prior to the Normal Expiration Date, all Vested Options held by the Grantee on the Grantee’s Termination Date shall remain exercisable for a period that varies based upon the circumstances of the Grantee’s Termination of Active Service, as follows:

Circumstance of Termination of Active Service	Exercise Period Following Termination Date
➢ Without Cause	90 day period beginning on the Termination Date
➢ Resignation	90 day period beginning on the Termination Date
➢ Retirement	One year period beginning on the Termination Date
➢ Disability	One year period beginning on the Termination Date
➢ Death	One year period beginning on the Termination Date
➢ For Cause	None, all Options expire immediately

Notwithstanding the foregoing, all Vested Options shall terminate earlier than the expiration of the applicable period specified above, upon on the Normal Expiration Date. All Vested Options that are not exercised within the applicable period for exercise following the Grantee’s Termination Date shall automatically terminate, expire and be canceled upon the expiration of such period.

     Section 4.4 Termination for Cause. Notwithstanding any other provision herein, in the event of the Grantee’s Termination of Active Service for Cause, all Options then held by the Grantee (whether or not then Vested) shall terminate and be canceled automatically and immediately upon the delivery of written notice of such termination to the Grantee.

     Section 4.5 Discretionary Termination or Settlement of Options pursuant to the Equity Incentive Plan. Notwithstanding any other provision of this Agreement, all or any portion of the Options may be terminated or otherwise settled upon or in connection with a Change in Control in accordance with the Equity Incentive Plan.

ARTICLE V

EXERCISE OF VESTED OPTIONS

     Section 5.1 In General. The Vested Options shall be exercisable in whole or in part; provided, that no partial exercise of Vested Options shall be for an aggregate exercise price of less than $100 and no fractional Shares will be issued in connection with any exercise of Options. The partial exercise of Vested Options shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     Section 5.2 Notice of Exercise. The Grantee may exercise Vested Options by delivering written notice to the Company’s principal office, to the attention of its Vice President of Total Awards, no less than three Business Days in advance of the effective date of the proposed exercise. Such notice shall (i) specify the number of Vested Options being exercised and the aggregate Option Price therefore, (ii) specify the effective date of the proposed exercise, (iii) if such exercise will be effective prior to an Initial Public Offering, indicate in writing that the Grantee agrees to enter into and comply with the terms of a Management Shareholders Agreement (or, if the Grantee has previously entered into a Management Shareholders Agreement, that the Grantee acknowledges and agrees that the Option Shares to be purchased upon the exercise of the Vested Options identified in such exercise notice will be subject to all of the terms and conditions of such Management Shareholders Agreement), and (iv) specify the manner in which the Grantee intends to pay the Option Price and satisfy the tax withholding obligations related to such exercise, together with a copy of any Committee approval that may be required with respect thereto. The Grantee may withdraw any notice of exercise at any time prior to the close of business on the Business Day immediately preceding the effective date of the proposed exercise.

     Section 5.3 Share Withholding or Share Tender To Satisfy Option Price or Withholding Taxes.

     (a) Conditions: Holding Period and Committee Approval. The Grantee’s right to tender previously owned shares of Common Stock or to have the Company withhold Options Shares otherwise issuable upon exercise of any Vested Options, in any such case, to pay all or any portion of the Option Price and/or satisfy all or any portion of the minimum statutory tax withholding obligations with respect to such exercise is subject to the following conditions.

     (i) The Grantee’s receipt of the prior written approval of the Committee, which approval may be withheld for any reason or no reason and may be withheld from the Grantee without regard to the Committee’s treatment of other requests. The Committee’s approval with respect to the Grantee’s exercise of Vested Options at one time will not constitute approval with respect to any other exercise of Vested Options by the Grantee.

     (ii) Previously owned shares of Common Stock may be tendered only if the Grantee has owned such shares on an unconditional basis for at least six months prior to the date of his request to the Committee to tender such shares.

     (iii) No tax amount in excess of the minimum amount required to be withheld by the Company Group under the applicable statutory tax provisions then in effect may be satisfied by the Grantee by tendering previously owned shares and/or having Option Shares withheld.

     (b) Grantee’s Request for Approval. If the Grantee wishes to pay all or any portion of the Option Price and/or satisfy all or any portion of his minimum statutory tax withholding obligations with respect to his exercise of any Vested Options (i) by tendering shares of Common Stock that have been owned by the Grantee for at least six months prior to the effective date of exercise and/or (ii) by having the Company withhold Option Shares otherwise issuable upon such exercise, the Grantee shall submit a written request to the Committee prior to his delivery of notice of exercise to the Company pursuant to Section 5.2 for the Committee’s approval to tender such shares and/or have such Option Shares withheld, as the case may be. Such written request shall (i) specify the dollar amount of the aggregate Option Price and/or the percentage or dollar amount of such minimum statutory tax withholding that the Grantee wishes to satisfy by tendering previously owned shares of Common Stock and/or having Option Shares withheld, as the case may be, (ii) include the Grantee’s representation to the effect that, as of the date of such request, the Grantee has unconditionally owned any shares of Common Stock that he proposes to tender for at least six months and (iii) include such supporting documentation or other evidence as the Committee may request to evidence the Grantee’s unconditional ownership of any such shares of Common Stock as of the date of such request and for the six month period preceding such date.

     (c) Value of Tendered/Withheld Shares. Any shares of Common Stock tendered or Option Shares withheld to pay the Option Price and/or to satisfy the Grantee’s minimum statutory tax withholding obligations will be valued at the Market Value of such shares on the effective date of the corresponding Option exercise.

     Section 5.4 Additional Conditions to Exercise prior to an IPO. If the Grantee elects to exercise any Vested Option prior to an Initial Public Offering, on or before the effective date of such exercise and as a condition to such exercise, the Company, the Grantee and Burger King shall enter into a Management Shareholders Agreement with respect to the Option Shares to be purchased upon such exercise, which shall provide, among other things, for restrictions on Transfer of the Option Shares and the right of the Company to repurchase such Option Shares on election by the Company and to require the Grantee to sell such Option Shares in the event of certain sales of shares of Common Stock by the other shareholders of the Company.

     Section 5.5 Manner of Payment. On or before the effective date of exercise, the Grantee shall deliver to the Company full payment of the Option Price for the Option Shares to be purchased upon such exercise and full payment of the minimum statutory tax withholding amount due in respect of such exercise. Such amounts may be paid in whole or in part either (x) in cash, by certified check, bank cashier’s check or wire transfer or (y) subject to the prior written approval of the Committee, (I) in shares of Common Stock that have been owned by the Grantee on an unconditional basis for at least six months prior to the effective date of exercise, or (II) by requesting the Company withhold Option Shares otherwise issuable to the Grantee in connection with such exercise; provided that the aggregate amount of such cash, the Market Value of any shares of Common Stock tendered and/or the Market Value of any Option Shares withheld, as applicable, is equal to the aggregate amount required to be paid by the Grantee in connection with such exercise as of the proposed exercise date.

     Any payment made in shares of Common Stock shall be effected by the delivery of the certificate(s) for such shares to the Vice President of Total Rewards of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Vice President of Total Rewards of the Company shall require from time to time.

     Section 5.6 Share Certificates. Following full payment of amounts due under Section 5.5 in connection with any exercise of Vested Options and, if prior to an Initial Public Offering, execution and delivery by the Grantee of a Management Shareholders Agreement in accordance with Section 5.4, certificates for the Option Shares purchased upon the exercise of Vested Options shall be issued in the name of the Grantee and delivered to the Grantee as soon as practicable following the effective date on which the Vested Options are exercised. Prior to an Initial Public Offering, such share certificates shall bear such legends as the Committee shall determine, including the following:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS, RESTRICTIONS AGAINST TRANSFER AND REPURCHASE RIGHTS) CONTAINED IN THE BURGER KING HOLDINGS, INC. EQUITY INCENTIVE PLAN AND A MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES, BURGER KING CORPORATION AND BURGER KING HOLDINGS, INC. COPIES OF THE

PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF BURGER KING HOLDINGS, INC., AT [ADDRESS].

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (II) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND NON-U.S. SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

ARTICLE VI

NO TRANSFER OF OPTIONS

     During the Grantee’s lifetime, the Grantee may not Transfer any Options and all Options granted to the Grantee may be exercised solely by the Grantee. Transfer of Option Shares purchased upon exercise of Vested Options prior to an Initial Public Offering will be subject to the Management Shareholders Agreement. Upon the death of the Grantee, any Vested Options then outstanding may be exercised only by the executors or administrators of the Grantee’s estate or by the Grantee’s beneficiary who shall have acquired such right to exercise by will or by the laws of descent and distribution. No Transfer of Vested Options to any executor or administrator of the Grantee’s estate or to any beneficiary of the Grantee by will or the laws of descent and distribution, or the right to exercise any Vested Option, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (ii) the written agreement of the Transferee to comply with all of the terms and conditions applicable to the Vested Options and any Option Shares purchased upon exercise of Vested Options that are or would have been applicable to the Grantee, including the requirement to enter into a Management Shareholders Agreement as a condition to the exercise of Vested Options prior to an Initial Public Offering.

ARTICLE VII

GRANTEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Section 7.1 Investment Intention. The Grantee represents and warrants that the Options have been, and any Option Shares will be, acquired by him solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, Transfer or otherwise dispose of all or any of the Options or any of the Option Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Option Shares), except, in the case of the Option Shares, in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws. The Grantee further understands, acknowledges and agrees that none of the Option Shares may be Transferred or otherwise disposed of unless the provisions of the related Management Shareholders Agreement shall have been complied with or have expired.

     Section 7.2 Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that (i) the Option Shares have not been registered under the Securities Act or qualified under any state securities or “blue sky” or non-U.S. securities laws, (ii) it is not anticipated that there will be any public market for the Option Shares, (iii) the Option Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Option Shares unless the Option Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 is not presently available with respect to sales of securities of the Company and the Company has made no covenant to the Grantee to make Rule 144 available, (v) when and if the Option Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Option Shares may be difficult to effect because of the absence of public information concerning the Company and a public market for securities of the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Option Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Option Shares are subject to restrictions on transfer set forth in this Agreement and the Management Shareholders Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Option Shares.

     Section 7.3 Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Vested Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Option Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Option Shares.

     Section 7.4 Restrictions on Sale upon Public Offering. The Grantee agrees that, in the event that the Company or Burger King files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of Common Stock, including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days (or such longer period as may be specified by the underwriters) after the effective date of such registration statement. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Option Shares by him following a public offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” and/or non-U.S. securities laws.

     Section 7.5 Section 83(b) Election. The Grantee agrees that, within 20 days following the date on which any Vested Options are exercised by the Grantee that occurs prior to an Initial Public Offering, the Grantee shall give notice to the Company as to whether the Grantee has made or intends to make an election pursuant to Section 83(b) of the Code with respect to the Option Shares purchased on such date, and acknowledges that the Grantee will be solely responsible for any and all U.S., state, local and non-U.S. income and other tax liabilities payable by the Grantee in connection with the Grantee’s exercise of any Options or purchase or receipt of any Option Shares or attributable to the Grantee’s making or failing to make such an election.

     Section 7.6 Withholding. Whenever Option Shares are to be issued or any other consideration is to be paid on exercise or other settlement of Vested Options, the Company may require the Grantee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance of such Option Shares or payment of other consideration.

ARTICLE VIII

CAPITAL ADJUSTMENTS

     If the event of any change in the number, class or type of shares of Common Stock outstanding or other change in the capitalization of the Company by reason of an Adjustment Event, the Committee may make such adjustments as it determines are appropriate to the number of Option Shares and/or the class or type of shares of capital stock or other equity securities covered by then outstanding Options and, if applicable, the Option Price of each Option then outstanding.

     In the event of any adjustment to the class or type of shares or other equity securities subject to outstanding Options, references herein will be deemed to refer to such different class or type of shares of capital stock or other equity securities.

ARTICLE IX

MISCELLANEOUS

     Section 9.1 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the parties at the following addresses (or at such other address for the parties as shall be specified by like notice):

if to the Company:
Burger King Holdings, Inc. 301 Commerce Street Suite 3300 Fort Worth, Texas 76102 Attention: Richard A. Ekleberry, Esq. Telephone: 817-871-4080 Fax: 817-871-4088 E-mail: rekleberry@texpac.com with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006
Attention: Michael L. Ryan, Esq.
                  Michael A. Gerstenzang, Esq.
Telephone: 212-225-2000
Fax: 212-225-3999
E-mail: mryan@cgsh.com
mgerstenzang@cgsh.com

if to Burger King:
Burger King Corporation
One Whopper Way
Miami, FL 33126
Attention: Executive Vice President-Human Resources
                   General Counsel
Telephone: 305-378-7515
                    305-378-7213
Fax: 305-378-7112
        305-378-3330
E-mail: eromero@whopper.com

if to the Grantee, to the address set forth on the signature page hereof.

     Section 9.2 No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Option Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Option Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     Section 9.3 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     Section 9.4 Waiver; Amendment.

     (a) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver or such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

     (b) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee, the Company and Burger King.

     Section 9.5 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, Burger King or the Grantee without the prior written consent of the other parties.

     Section 9.6 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Section 9.7 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF FLORIDA, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR

PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

     Section 9.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GRANTEE WAIVES, AND COVENANTS THAT THE GRANTEE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS

AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE GRANTEE, THE COMPANY OR BURGER KING IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company and Burger King may file an original counterpart or a copy of this Section 9.8 with any court as written evidence of the consent of the Grantee to the waiver of his right to trial by jury.

     Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     Section 9.10 Grantee’s Acknowledgement. The Grantee hereby acknowledges receipt of a copy of the Equity Incentive Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of this Agreement, the Equity Incentive Plan and the Management Shareholders Agreement shall be final and conclusive.

     Section 9.11 Severability. The provisions in this Agreement are severable and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the Company, Burger King and the Grantee have executed this Agreement as of the date first above written.

BURGER KING HOLDINGS, INC.

By:

Name:
Title:

BURGER KING CORPORATION

By:

Name:
Title:

THE GRANTEE

By:

Number of Options: 6,740 Base Options		Name:	John Chidsey
     3,595 Hurdle Options

	ADDRESS:		c/o Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33156